Exhibit 99.1

FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2010 RESULTS

GREENEVILLE, Tenn.—(BUSINESS WIRE) – April 21, 2010—Forward Air Corporation (NASDAQ:FWRD) today reported results for the quarter ended March 31, 2010.

Operating revenue for the quarter ended March 31, 2010 increased 10.8% to $107.0 million from $96.6 million for the first quarter of 2009.  Income from operations was $6.1 million, compared with a $5.0 million loss from operations for the same quarter of 2009.  As a percent of operating revenue, income from operations increased to 5.7%.  Net income during the period increased by $6.5 million to $3.4 million from a $3.1 million net loss for the first quarter of 2009.  Net income per diluted share for the first quarter of 2010 was $0.12 compared with a $0.11 net loss per share in the same quarter of 2009.

The first quarter of 2009 included a $7.2 million non-cash, pre-tax impairment charge.  Excluding the $7.2 million non-cash, pre-tax impairment charge from the results of operations for the first quarter of 2009, income from operations for the first quarter of 2010 increased $4.0 million from $2.1 million for the first quarter of 2009, and net income for the first quarter of 2010 increased $2.2 million from $1.2 million for the first quarter of 2009. Similarly, earnings per diluted share for the first quarter of 2010 increased $0.08 compared to the adjusted earnings per diluted share of $0.04 for the first quarter of 2009.

Bruce A. Campbell, Chairman, President, and CEO, said, "We are pleased to report that the trends of improved freight volumes and resulting profitability we experienced in the fourth quarter of 2009 continued throughout the first quarter of 2010. These continuing trends provide further encouragement that we have entered a period of sustained recovery.”

“Our airport-to-airport network, Forward Air Complete pick-up and delivery as well as TLX expedited truckload brokerage were all solid contributors within our Forward Air, Inc. business segment. Our Forward Air Solutions pool distribution segment, while posting a loss for the first quarter, on the strength of better volumes did generate a profit in March. Since the first quarter is traditionally the weakest period, we are hopeful this may be a sign that the consumer is finally returning to retail sales.”

In closing Mr. Campbell said, “Again this quarter please allow me to thank our team of employees and independent owner operators for their contributions to our solid quarterly results. It was their efforts that allowed us to weather the economic storm and emerge on the other side a much stronger company.”

Commenting on the Company’s guidance for the second quarter, Rodney L. Bell, Senior Vice President and CFO, said, “Starting May 1, 2010 we will begin experiencing  the benefit of a general rate increase on the linehaul portion of our airport-to-airport network. Inclusive of this partial quarter benefit, we anticipate that our second quarter 2010 revenues will increase in the range of 13 to 18% over the comparable 2009 period, and we expect income per diluted share to be between $0.20 and $0.24 per share.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2010 results on Thursday, April 22, 2010 at 9:00 a.m. EST.  The Company’s conference call will be available online at www.forwardair.com or by dialing 800.841.9385.  A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of terminals located on or near major airports in 84 cities in the United States and Canada.  It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of terminals and service locations in 19 cities within the Mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,	March 31,
	2010	2009
Operating revenue:
Forward Air
Airport-to-airport	$70,888	$63,055
Logistics	13,855	13,044
Other	5,875	5,867
Forward Air Solutions
Pool distribution	16,359	14,650
Total operating revenue	106,977	96,616

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	28,799	26,153
Logistics	10,768	10,279
Other	1,492	1,064
Forward Air Solutions
Pool distribution	3,442	2,632
Total purchased transportation	44,501	40,128
Salaries, wages and employee benefits	30,670	29,056
Operating leases	6,629	6,989
Depreciation and amortization	4,949	4,858
Insurance and claims	2,331	2,716
Fuel expense	2,058	1,682
Other operating expenses	9,784	9,056
Impairment of goodwill and other intangible assets	--	7,157
Total operating expenses	100,922	101,642
Income (loss) from operations	6,055	(5,026)

Other income (expense):
Interest expense	(185)	(141)
Other, net	30	(22)
Total other expense	(155)	(163)
Income (loss) before income taxes	5,900	(5,189)
Income taxes	2,481	(2,085)
Net income (loss)	$3,419	$(3,104)

Net income (loss) per share:
Basic	$0.12	$(0.11)
Diluted	$0.12	$(0.11)
Weighted average shares outstanding:
Basic	28,951	28,906
Diluted	29,074	28,906

Dividends per share:	$0.07	$0.07

Forward Air Corporation
Reconciliation of U.S. GAAP Financial Results to Adjusted Financial Results
(In thousands, except per share data)
(Unaudited)

	Three months ended
			Adjusted
	March 31,	Impairment	March 31,
	2009 (1)	Charge	2009
(Loss) income from operations	$(5,026)	$7,157	$2,131

Income taxes	(2,085)	(2,875)	790

Net (loss) income	(3,104)	4,282	1,178

Diluted/weighted average shares outstanding	28,906		28,963

Net (loss) income per share:	$(0.11)		$0.04

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009 (a)
Assets
Current assets:
Cash	$44,612	$42,035
Accounts receivable, net	58,425	55,720
Other current assets	7,688	9,471
Total current assets	110,725	107,226

Property and equipment	208,654	204,716
Less accumulated depreciation and amortization	78,323	75,990
Total property and equipment, net	130,331	128,726
Goodwill and other acquired intangibles:
Goodwill	43,332	43,332
Other acquired intangibles, net	34,701	35,849
Total goodwill and other acquired intangibles	78,033	79,181
Other assets	1,534	1,597
Total assets	$320,623	$316,730

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,837	$10,333
Accrued expenses	20,745	18,531
Current portion of debt and capital lease obligations	835	919
Total current liabilities	31,417	29,783

Debt and capital lease obligations, less current portion	51,992	52,169
Other long-term liabilities	4,623	4,485
Deferred income taxes	4,889	5,786

Shareholders’ equity:
Common stock	290	290
Additional paid-in capital	18,436	16,631
Retained earnings	208,976	207,586
Total shareholders’ equity	227,702	224,507
Total liabilities and shareholders’ equity	$320,623	$316,730

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Operating activities:
Net income (loss)	$3,419	$(3,104)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	4,949	4,858
Impairment of goodwill and other intangible assets	--	7,157
Share-based compensation	1,763	1,780
Loss on disposal of property and equipment	1	9
Provision for loss (recovery) on receivables	90	(35)
Provision for revenue adjustments	423	794
Deferred income taxes	(873)	(1,960)
Tax benefit for stock options exercised	(4)	--
Changes in operating assets and liabilities,
Accounts receivable	(3,218)	8,006
Prepaid expenses and other current assets	1,786	705
Accounts payable and accrued expenses	1,856	(1,751)
Net cash provided by operating activities	10,192	16,459

Investing activities:
Proceeds from disposal of property and equipment	20	127
Purchases of property and equipment	(5,426)	(4,737)
Other	39	(112)
Net cash used in investing activities	(5,367)	(4,722)

Financing activities:
Payments of debt and capital lease obligations	(261)	(336)
Proceeds from exercise of stock options	38	--
Payments of cash dividends	(2,029)	(2,025)
Cash settlement of share-based awards for minimum tax withholdings	--	(228)
Tax benefit for stock options exercised	4	--
Net cash used in financing activities	(2,248)	(2,589)
Net increase in cash	2,577	9,148
Cash at beginning of period	42,035	22,093
Cash at end of period	$44,612	$31,241

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2010	Revenue	2009	Revenue	Change	Change
Operating revenue
Forward Air	$90.9	85.0%	$82.1	85.0%	$8.8	10.7%
FASI	16.4	15.3	14.8	15.3	1.6	10.8
Intercompany Eliminations	(0.3)	(0.3)	(0.3)	(0.3)	--	--
Total	107.0	100.0	96.6	100.0	10.4	10.8

Purchased transportation
Forward Air	41.1	45.2	37.6	45.8	3.5	9.3
FASI	3.7	22.6	2.8	19.0	0.9	32.1
Intercompany Eliminations	(0.3)	100.0	(0.3)	100.0	--	--
Total	44.5	41.6	40.1	41.5	4.4	11.0

Salaries, wages and employee benefits
Forward Air	23.4	25.7	21.5	26.2	1.9	8.8
FASI	7.3	44.5	7.6	51.3	(0.3)	(3.9)
Total	30.7	28.7	29.1	30.1	1.6	5.5

Operating leases
Forward Air	4.5	5.0	4.8	5.8	(0.3)	(6.3)
FASI	2.1	12.8	2.2	14.8	(0.1)	(4.5)
Total	6.6	6.2	7.0	7.2	(0.4)	(5.7)

Depreciation and amortization
Forward Air	4.0	4.4	3.9	4.8	0.1	2.6
FASI	0.9	5.5	0.9	6.1	--	--
Total	4.9	4.6	4.8	5.0	0.1	2.1

Insurance and claims
Forward Air	1.8	2.0	2.2	2.7	(0.4)	(18.2)
FASI	0.5	3.0	0.5	3.4	--	--
Total	2.3	2.1	2.7	2.8	(0.4)	(14.8)

Fuel expense
Forward Air	0.9	1.0	0.7	0.9	0.2	28.6
FASI	1.2	7.3	1.0	6.8	0.2	20.0
Total	2.1	2.0	1.7	1.8	0.4	23.5

Other operating expenses
Forward Air	8.0	8.8	7.4	9.0	0.6	8.1
FASI	1.8	11.0	1.6	10.8	0.2	12.5
Total	9.8	9.1	9.0	9.3	0.8	8.9

Impairment of goodwill and other intangible assets
Forward Air	--	--	0.2	0.2	(0.2)	(100.0)
FASI	--	--	7.0	47.3	(7.0)	(100.0)
Total	--	--	7.2	7.5	(7.2)	(100.0)

Income (loss) from operations
Forward Air	7.2	7.9	3.8	4.6	3.4	89.5
FASI	(1.1)	(6.7)	(8.8)	(59.5)	7.7	(87.5)
Total	$6.1	5.7%	$(5.0)	(5.2)%	$11.1	(222.0)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2010	2009	Change
Operating ratio	92.1%	95.4%	(3.5)%

Business days	63.0	63.0	--
Business weeks	12.6	12.6	--

Airport-to-airport:
Tonnage
Total pounds ¹	378,625	338,602	11.8
Average weekly pounds ¹	30,050	26,873	11.8

Linehaul shipments
Total linehaul	546,313	502,890	8.6
Average weekly	43,358	39,912	8.6

Forward Air Complete shipments	69,106	53,889	28.2
As a percentage of linehaul shipments	12.6%	10.7%	17.8

Average linehaul shipment size	693	673	3.0

Revenue per pound ²
Linehaul yield	$15.93	$16.61	(3.6)
Fuel surcharge impact	1.09	0.73	1.9
Forward Air Complete impact	1.74	1.32	2.2
Total airport-to-airport yield	$18.76	$18.66	0.5

Logistics:
Miles
Owner operator ¹	5,937	5,594	6.1
Third party ¹	2,738	2,621	4.5
Total Miles	8,675	8,215	5.6

Revenue per mile	$1.61	$1.61	--

Cost per mile	$1.24	$1.25	(0.8)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com